Exhibit 10.5

AMENDMENT NO. 5 TO LOAN AGREEMENT

This AMENDMENT NO. 5 TO LOAN AGREEMENT (this "Amendment"), dated as of July 26, 2024, is entered into by and among ORION GROUP HOLDINGS, INC., a Delaware corporation ("Orion"), the Subsidiaries of Orion identified on the signature pages hereto as "Borrowers" (together with Orion, each, a "Borrower", and collectively "Borrowers"), the Lenders party hereto and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Administrative Agent") and as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Collateral Agent", and the Administrative Agent together with the Collateral Agent, the "Agents", and each, an "Agent").

WHEREAS, the Borrowers, the several financial institutions from time to time party thereto as Lenders, and the Agents are parties to that certain Loan Agreement dated as of May 15, 2023 (as amended, restated, modified or supplemented from time to time, the "Loan Agreement");

WHEREAS, the Borrowers have requested that the Agents and the Lenders amend the Loan Agreement in certain respects, and Agents and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.
2.Amendments to Loan Agreement.  In reliance upon the representations and warranties of each Loan Party set forth in Section 4 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, the Loan Agreement is hereby amended as follows
(a)Section 1.01 of the Loan Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

"2024 Liquidity Transactions" means the receipt by Borrowers of cash proceeds from and after July 26, 2024 in an amount in excess of $25,000,000 from sources acceptable to Administrative Agent in its sole discretion and on terms and conditions acceptable to Administrative Agent in its sole discretion.

"Houston Lease" means that certain Office Lease Agreement between East River Commercial One, LLC, as landlord, and Orion, as tenant, dated June 6, 2024.

(b)Section 1.01 of the Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

"Applicable Level I EBITDA Threshold" means, for the TFQ Test Period ended June 30, 2024, $57,500,000, for the TFQ Test Period ended September 30, 2024, $36,956,000, for the TFQ Test Period ended December 31, 2024, $41,320,000, for the TFQ Test Period ended March 31, 2025, $41,214,000, and for the TFQ Test Period ended June 30, 2025, $37,284,000.

4868-3483-9692 v.27473.112

"Applicable Level II/III EBITDA Threshold" means, for the TFQ Test Period ended June 30, 2024, $57,500,000, for the TFQ Test Period ended September 30, 2024, $33,260,000, for the TFQ Test Period ended December 31, 2024, $37,188,000, for the TFQ Test Period ended March 31, 2025, $35,032,000, and for the TFQ Test Period ended June 30, 2025, $31,691,000.

"Applicable Margin" means, as of any date of determination, with respect to any (a) Term Loan, seven percent (7.00%) per annum, and (b) Revolver Loan, the applicable margin set forth in the following table that corresponds to the Average Excess Revolver Availability of Borrowers for the most recently completed month (to be re-determined as of the first day of each month) and either Consolidated EBITDA (prior to the Covenant Toggle Date) or, Consolidated Fixed Charge Coverage Ratio (from and after the Covenant Toggle Date), of Borrowers for the most recently completed Fiscal Quarter for which financial statements and a certified calculation of Consolidated EBITDA and Consolidated Fixed Charge Coverage Ratio have been delivered pursuant to Section 6.01(a) or (b), as applicable, and Section 6.02(a) (to be re-determined as of the first day of each month, commencing with September 1, 2023, following the month in which such financial statements and Compliance Certificate are delivered):

Level	Average Excess Revolver Availability, Consolidated EBITDA and Consolidated Fixed Charge Coverage Ratio	Applicable Margin for Revolver Loans not predicated on the Surety Bond Accounts Formula Amount	Applicable Margin for Revolver Loans predicated on the Surety Bond Accounts Formula Amount
I

Average Excess Revolver Availability of ≥ $35,000,000 and Consolidated EBITDA (prior to the Covenant Toggle Date) of ≥ the Applicable Level I EBITDA Threshold, and Consolidated Fixed Charge Coverage Ratio (from

		4.75 percentage points	5.25 percentage points

and after the Covenant Toggle Date) of ≥ 1.20:1.00 (collectively, the "Level I Requirements")
II

Average Excess Revolver Availability of ≥ $20,000,000, and Consolidated EBITDA (prior to the Covenant Toggle Date) of ≥ the Applicable Level II/III EBITDA Threshold and Consolidated Fixed Charge Coverage Ratio (from and after the Covenant Toggle Date) of ≥ 1.00:1.00, and the Level I Requirements are not met

		5.00 percentage points	5.50 percentage points
III	Average Excess Revolver Availability of < $20,000,000, Consolidated EBITDA (prior to the Covenant Toggle Date) of < the Applicable	5.25 percentage points	5.75 percentage points

Level II/III EBITDA Threshold, or Consolidated Fixed Charge Coverage Ratio (from and after the Covenant Toggle Date) of < 1.00:1.00

Average Excess Revolver Availability shall be calculated by Administrative Agent based on the Borrowing Base Reports delivered by Administrative Borrower during the preceding Fiscal Month, and the Consolidated EBITDA and Consolidated Fixed Charge Coverage Ratio shall be reported by the Borrowers in each Compliance Certificate delivered for a Fiscal Quarter end in accordance with Section 6.02(a); provided, however, that solely for purposes of determining the Applicable Margin, the Consolidated Fixed Charge Coverage Ratio shall be based on a Semi-Annual Test Period.  Any increase or decrease in the Applicable Margin resulting from a change in Average Excess Revolver Availability and/or the Consolidated EBITDA or Consolidated Fixed Charge Coverage Ratio, as applicable, shall become effective as of the first calendar day of each Fiscal Month; provided, that if the Borrowing Base Reports (including any required financial information in support thereof), annual or quarterly financial statements or Compliance Certificates are not delivered when due, then Level III shall apply until such time as such Borrowing Base Reports and supporting information, financial statements and Compliance Certificates, as applicable, are delivered.  In the event that the information regarding the Consolidated EBITDA or the Consolidated Fixed Charge Coverage Ratio contained in any Compliance Certificate delivered pursuant to Section 6.02(a) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) Borrowers shall immediately deliver to Administrative Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Administrative Agent to the affected Obligations.  Any adjustment in the Applicable Margin shall be applicable to all Revolver Loans then existing or subsequently made during the applicable period for which the relevant Applicable Margin applies.

Notwithstanding anything to the contrary set forth in this definition, if the 2024 Liquidity Transactions do not occur on or prior to September 30, 2024, then the Applicable Margin shall be increased by 0.50 percentage points on each of (x) October 1, 2024 and (y) the first day of every 7 day period after October 1, 2024, until the 2024 Liquidity Transactions have occurred, at which time any increases in the Applicable Margin that have occurred as a result of such missed deadline shall cease to be effective; provided, that the Applicable Margin shall not be increased by more than 2.00 percentage points in the aggregate at any time as a result of this sentence. Additionally, if the 2024 Liquidity Transactions do not occur on or prior to September 30, 2024, then Level III shall apply as of the end of such deadline until the 2024 Liquidity Transactions occur.

"Capital Expenditures" means, with respect to any Person, all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the balance sheet of such Person including in connection with a sale leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person.  For purposes of this definition, but without duplication: (a) the amount of any Capital Expenditure in connection with the purchase of any of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person thereof or with insurance proceeds shall be the result of (i) the gross amount of the purchase price, minus (ii) the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be; (b) Capital Expenditures shall be offset (but not to an amount less than zero) by the amount of sale proceeds (excluding gains) from the Disposition of fixed or capital assets or additions to equipment (other than any such proceeds of the Specified Sale Leaseback Transactions or any other Specified Asset Disposition) that are not otherwise treated as a credit pursuant to the foregoing clause (a) or attributable to an exclusion from Capital Expenditures pursuant to the following clause (c), and (c) the following shall not constitute "Capital Expenditures": (i) an acquisition to the extent made with the proceeds of a Disposition in accordance with Section 7.05(c), (ii) expenditures to the extent that they are made to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party or a Subsidiary thereof, (iii) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or any Subsidiary thereof) and for which no Loan Party or any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period), (iv) [reserved], and (v) expenditures financed with the proceeds of capital contributions to, or issuances of qualified Equity Interests by, Orion that are received by Orion substantially contemporaneously with the making of such expenditure.

"Covenant Toggle Date" means the date on which the Compliance Certificate for the Fiscal Quarter ended September 30, 2025 shall have been delivered in accordance with Section 6.02(a).

"Eligible Surety Bond Accounts" means Accounts that would constitute Eligible Accounts but for the fact that they are subject to priority subrogation rights in favor of surety bond providers (and such rights have not been exercised by a surety bond provider and no surety bond provider has undertaken performance, and there is no project default, with respect to any project associated with any such Account); provided, that if either (a) the amount of collections with respect to all Accounts created by the Borrowers for the previous twenty-eight day period divided by four (4) does not exceed, solely with respect to determinations of the Revolver Borrowing Base made between the Third Amendment Effective Date and July 26, 2024), $8,000,000, and at all other times, $10,000,000, then no Accounts shall constitute Eligible Surety Bond Accounts or (b) the 2024 Liquidity Transactions do not occur on or prior to September 30, 2024, then Accounts constituting Eligible Surety Bond Accounts shall be phased out of the Revolver Borrowing Base, and shall no longer constitute Eligible Surety Bond Accounts, pursuant to a schedule determined by Administrative Agent in its sole discretion (which, for the avoidance of doubt, may include a reduction of Eligible Surety Bond Accounts to zero at any time from and after October 1, 2024).

(c)Section 2.03(c)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(vii) Specified Prepayment. On each of the dates set forth below the Borrowers shall make mandatory prepayments of the Term Loans (each individually and collectively, and together with the mandatory prepayment set forth in Section 2.03(c) the "Specified Prepayment") designated by Borrowers to be in respect of the prepayment required by this Section 2.03(c)(vii) (and not in respect of any other mandatory prepayment required by this Section 2.03(c)) in the amount set forth opposite such date (none of which shall be subject to the payment of the Make-Whole Amount):

Date	Amount
July 26, 2024	$2,000,000
August 30, 2024	$4,000,000
September 30, 2024	$4,000,000

; provided, that (x) if the East and West Jones Sale is consummated prior to September 30, 2024, Borrowers shall make an additional Specified Prepayment in the amount of $5,000,000 on the date that is three (3) Business Days (and in any event, promptly) after receipt of Net Proceeds in respect of the East and West Jones Sale, and (y) if the East and West Jones Sale is not consummated on or prior to September 30, 2024, Borrowers shall make additional Specified Prepayments on each of the dates set forth below in the corresponding amounts set forth below:

Date	Amount
October 31, 2024	$1,666,666.66
November 29, 2024	$1,666,666.66
December 31, 2024	$1,666,666.66

(d)Section 2.03(c) of the Loan Agreement is hereby amended to add the following new clause (viii) in appropriate order:

(viii) 2024 Liquidity Transactions Prepayment:  If the 2024 Liquidity Transactions do not occur on or prior to September 30, 2024, then Borrowers shall make mandatory prepayments of the Term Loans (none of which shall be subject to the payment of the Make-Whole Amount, but each of which shall be a Specified Prepayment) on each of the dates set forth below in the corresponding amounts set forth below:

Date	Amount
January 31, 2025	$1,666,666.66
February 28, 2025	$1,666,666.66
March 31, 2025	$1,666,666.66

(e)Section 6.01(o) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(o)2024 Liquidity Transactions Report.  Weekly, starting with the week of August 12, 2024 and continuing through the week of September 30, 2024, on the Wednesday of each week, a report of steps taken during the prior week in order to cause the 2024 Liquidity Transactions to occur, which report shall be in form and substance satisfactory to Administrative Agent.

(f)Section 6.13(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) Consolidated Fixed Charge Coverage Ratio. The Loan Parties and their Subsidiaries, on a consolidated basis, shall maintain, as of the end of each Fiscal Quarter for the applicable TFQ Test Period then ended, a Consolidated Fixed Charge Coverage Ratio of not less than the required amount set forth opposite thereto in the following table:

Period	Fixed Charge Coverage Ratio
TFQ Test Period ending September 30, 2025 and each TFQ Test Period thereafter	1.10:1.00

(g)Section 6.13(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(d)Minimum EBITDA. The Loan Parties and their Subsidiaries, on a consolidated basis, shall achieve, as of the end of each Fiscal Quarter for the applicable Test Period then ended, EBITDA, measured for the periods set forth below, of at least the required amount set forth opposite thereto in the following table:

Period	Minimum EBITDA
TFQ Test Period ended September 30, 2024	$33,260,000
TFQ Test Period ended December 31, 2024	$37,188,000
TFQ Test Period ended March 31, 2025	$35,032,000
TFQ Test Period ending June 30, 2025	$31,691,000

(h)Section 6.13(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e)     Minimum Liquidity. The Loan Parties and their Subsidiaries shall cause Liquidity to not fall below the applicable required amount set forth in the table below (such amounts, the "Minimum Liquidity Threshold") neither (i) for more than three (3) consecutive Business Days nor (i) as of the close of business on Friday of each week:

Period	Amount
From the Third Amendment Effective Date through July 26, 2024

$8,000,000; provided that Liquidity may be less than $8,000,000 but no less than $5,000,000 on the close of business of one Friday during such period and during the week (ending Sunday) that includes such Friday

From July 27, 2024 through October 31, 2024	$10,000,000
From November 1, 2024 through November 30, 2024	$12,000,000
From December 1, 2024 through December 31, 2024	$15,000,000
From January 1, 2025 through the Maturity Date	$20,000,000

; provided, that if the 2024 Liquidity Transactions occur on or prior to September 30, 2024, then from such date until the Maturity Date the Minimum Liquidity Threshold shall be $20,000,000.

(i)Section 7.03(d) of the Loan Agreement is hereby amended and restated in its entirety as follows;

(d)Debt in respect of Capital Leases and purchase money obligations for fixed or capital assets in an aggregate amount outstanding at any time not to exceed (i) amounts incurred pursuant to the Specified Sale Leaseback Transactions, plus (ii) $30,000,000, plus (iii) an additional $20,000,000 so long as the applicable fixed or capital assets relate to the Hawaii Project, plus (iv) an additional $20,000,000 so long as Liquidity exceeds $20,000,000 both immediately before and after giving effect to such incurrence, plus (v) such other amounts as are approved in writing by Agents in their sole discretion (it being understood that to the extent the Houston Lease constitutes a Capital Lease, it shall be deemed to have been approved in writing by Agent pursuant to this clause (v) to the extent the principal amount of the Capital Lease obligation related thereto does not exceed $27,000,000).

(j)Section 1 of Schedule 6.19 of the Loan Agreement is hereby amended and restated in its entirety as follows:

1. On or prior to each of the following dates, Borrowers shall have provided evidence to each Agent, in form and substance reasonably satisfactory to each Agent, that Borrowers have received cash proceeds from Specified Post-Closing Liquidity Transactions in the following aggregate amounts by the following dates: (a) $7,500,000 by the thirtieth (30th) day after the Closing Date, and (b) $15,000,000 by the one-hundred and twentieth (120th) day after the Closing Date; provided, that, for the avoidance of doubt, the Specified Prepayment requirement of the Credit Agreement shall be separate and distinct from the requirements of this item 1 set forth on this Schedule 6.19.

3.Conditions to Effectiveness.  This Amendment shall become effective on upon the satisfaction of the following conditions precedent, each in form and substance acceptable to Administrative Agent:
(a)Administrative Agent's receipt of a copy of this Amendment executed by each Borrowers, the Lenders and each Agent;
(b)the representations and warranties contained herein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(c)The Agents and Lenders and their counsel shall have received the Amendment Fee required to be paid on the date of this Amendment pursuant to this Amendment (it being understood that this condition shall be deemed to have been satisfied if Administrative Agent charges the Loan Account for such Amendment Fee pursuant to Section 2.01(b)(v) of the Loan Agreement).
4.Representations and Warranties.  In order to induce each Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to each Agent and the Lenders that:
(a)all representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and
(c)this Amendment constitutes legal, valid and binding obligation of such Borrower, and is enforceable against such Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application affecting enforcements of creditors' rights or general principles of equity.
5.Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or any Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which shall remain unchanged and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.
6.Reaffirmation and Confirmation.  Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document.  Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.
7.Release.
(a)In consideration of the agreements of Agents and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agents and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (each Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.
(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
8.Miscellaneous.
(a)Amendment Fee.  In consideration of the agreements of Agents and the Lenders set forth herein, the Borrowers agree to pay to Administrative Agent an amendment fee (the "Amendment Fee") of $50,000.  The Administrative Agent may share any portion of such Amendment Fee with the Lenders in its sole discretion. The Amendment Fee will be non-refundable, fully earned and due and payable on the date hereof.
(b)Expenses.  Each Borrower agrees to pay on demand all reasonable out-of-pocket expenses incurred by Agents in connection with the preparation, negotiation, execution and delivery of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided in this Section 8(b) shall survive any termination of the Loan Agreement.
(c)Choice of Law and Venue; Jury Trial Waiver; Judicial Reference Section.  Without limiting the applicability of any other provision of the Loan Agreement or any other Loan Document, the terms and provisions set forth in Section 10.16 (Governing Law; Jurisdiction; Etc.) and Section 10.17 (Waiver of Right to Jury Trial) of the Loan Agreement are expressly incorporated herein by reference.
(d)Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart hereto by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
(e)Loan Document.  Each Borrower hereby acknowledges and agrees that this Amendment is a Loan Document.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

, a Delaware corporation Name: _______________________________________Title: ________________________________________
"BORROWERS": ORION GROUP HOLDINGS INC., a Delaware corporation By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
ORION MARINE CONSTRUCTION INC., a Florida corporation By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
ORION INDUSTRIAL CONSTRUCTION, LLC, a Louisiana limited liability company By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
SSL SOUTH, LLC, a Florida limited liability company By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
ORION GOVERNMENT SERVICES, LLC, a Washington limited liability company By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
INDUSTRIAL CHANNEL AND DOCK COMPANY, a Texas corporation By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO

Signature Page to Amendment No. 5 to Loan Agreement

COMMERCIAL CHANNEL AND DOCK COMPANY, a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

T.LAQUAY DREDGING, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

KING FISHER MARINE SERVICE, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION CORPORATE SERVICES, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ARTEMIS BUSINESS SOLUTIONS, LLC, a Louisiana limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION ADMINISTRATIVE SERVICES, INC., a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

EAST & WEST JONES PLACEMENT AREAS, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

Signature Page to Amendment No. 5 to Loan Agreement

PREFERRED TOOL SERVICES, INC., a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION MARINE GROUP, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION MARINE CONTRACTORS, INC., a Delaware corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

SCHNEIDER E&C COMPANY, INC., a Florida corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION CONCRETE CONSTRUCTION, LLC, a Delaware limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

TAS CONCRETE CONSTRUCTION LLC, a Delaware limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

TONY BAGLIORE CONCRETE, INC., a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

Signature Page to Amendment No. 5 to Loan Agreement

T.A.S. COMMERCIAL CONCRETE SOLUTIONS, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

T.A.S. PROCO, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

MISENER MARINE CONSTRUCTION, INC., a Georgia corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION CONSTRUCTION, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

Signature Page to Amendment No. 5 to Loan Agreement

ORION MARINE CONSTRUCTION BAHAMAS,
LLC

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

Signature Page to Amendment No. 5 to Loan Agreement

Exhibit 10.5

AGENTS:
WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent By: /s/ David Montiel Name: David Montiel Title: Managing Director

Signature Page to Amendment No. 5 to Loan Agreement

Exhibit 10.5

LENDERS:
WHITE OAK ABL 3, LLC, By: /s/ David Montiel Name: David Montiel Title: Managing Director

Signature Page to Amendment No. 5 to Loan Agreement